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                                                                      EXHIBIT 23

                          Consent of Ernst & Young LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70527) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

                                                           /s/ Ernst & Young LLP

Melville, New York
September 28, 2000